UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 1, 2004

State Financial Services Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-018166	39-1489983
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

815 North Water Street, Milwaukee, Wisconsin 53202-3526
(Address of principal executive offices, including zip code)

(414) 425-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

        On December 1, 2004, a number of key executive appointments were made for State Financial Services Corporation (the “Company”) and State Financial Bank (the “Bank”) that will be effective January 1, 2005. The appointments are a culmination of succession planning on the part of the Company’s Board of Directors in anticipation of the retirement of Jerome J. Holz as the Chairman of the Board, which retirement will occur at the end of 2004. The following appointments will be effective January 1, 2005:

•	Jerome J. Holz, 77, will become Chairman Emeritus of the Company and the Bank. In addition, Mr. Holz will continue to serve as a director of both the Company and the Bank.

•	Michael J. Falbo, 55, will become Chairman of the Board of the Company and the Bank. Mr. Falbo will continue in his role as Chief Executive Officer of both the Company and the Bank.

•	Robert J. Cera, 42, currently serving as President and Chief Operating Officer of the Bank and Executive Vice President of the Company, will become President and Chief Operating Officer of the Company. Mr. Cera will continue in his role as President and Chief Operating Officer of the Bank.

•	Daniel L. Westrope, 55, will become Executive Vice President of both the Company and the Bank in addition to his current responsibilities as Chief Financial Officer of both entities.

        Mr. Falbo has been President and Chief Executive Officer of the Company since 1984. Mr. Falbo has also been Vice Chairman and Chief Executive Officer of the Bank since 2000 and served as President and Chief Executive Officer of the Bank from 1983 through 2000. Mr. Falbo has been a director of the Company since its organization in 1984 and a director of the Bank since 1983.

        Mr. Cera joined the Company in January 2002 as Executive Vice President and director of the Company and as President and Chief Operating Officer and director of the Bank. From 1995 to 2002, Mr. Cera was Chief Operating Officer and Chief Financial Officer of the Lang Companies, a privately held company located in Delafield, Wisconsin that produces and sells calendars, cards, stationary, candles and books. From 1988 to 1995, Mr. Cera was Treasurer, Senior Vice President and Chief Lending Officer of Bando McGlocklin Small Business Investment Corp., a publicly traded holding company that provides long-term secured loans to finance the growth, expansion and modernization of small business.

        Daniel L. Westrope was elected Chief Financial Officer of the Company and the Bank in January 2003. Mr. Westrope has served as Senior Vice President of the Company since 1998. From October 2000 to December 2002, Mr. Westrope served as President of the Bank’s Suburban Market, which included all of the Bank’s full service branch locations in Illinois. From December 1998 to October 2000, Mr. Westrope was the President of Home Federal Savings and Loan Association of Elgin. Prior to joining the Company, Mr. Westrope was employed by Everen Securities (now Wachovia Securities) from 1995 to 1998, and prior thereto Mr. Westrope was employed by the Federal Reserve Bank of Chicago.

        Information required to be disclosed with respect to Messrs. Holz, Falbo, Cera and Westrope pursuant to Items 5.01(c)(2) and (3) of Form 8-K is contained under the captions “Proposal No.1. Election of Directors –Agreements with Named Executive Officers” and “–Certain Transactions and Other Relationships with Management and Principal Shareholders,” in the Company’s definitive Proxy Statement for the 2004 Annual Meeting of Shareholders filed by the Company on Schedule 14A on March 25, 2004, which information is incorporated herein by reference.

        Mr. Holz is the father of Barbara E. Weis, a director of the Company. None of the other directors or executive officers of the Company are related to each other.

        A copy of the Company’s press release announcing the aforementioned appointments is being furnished as Exhibit 99 to this Current Report.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On December 1, 2004, the Board of Directors of the Company adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”): (a) relating to the Company’s officers to provide for a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer and a Chief Financial Officer, and to set forth specific duties and responsibilities for such officers; and (b) relating to the powers and responsibilities of the committees of the Board of Directors. The amendments to the Bylaws became effective upon adoption by the Board of Directors.

        A copy of the amendments to the Company’s Bylaws is filed as Exhibit 3 to this Current Report and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

(3)	Amendments to the Amended and Restated Bylaws of State Financial Services Corporation.

(99)	Press Release of State Financial Services Corporation, dated December 2, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE FINANCIAL SERVICES CORPORATION
Date: December 7, 2004	By: /s/ Daniel L. Westrope
Daniel L. Westrope
Senior Vice President and Chief Financial Officer

STATE FINANCIAL SERVICES CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(3)	Amendments to the Amended and Restated Bylaws of State Financial Services Corporation.

(99)	Press Release of State Financial Services Corporation, dated December 2, 2004.